Exhibit 99.1

Media contact:
Gina Penzig,
director, corporate communications
Phone: 785.575.8089
gina.penzig@WestarEnergy.com

Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES 2ND QUARTER 2012 RESULTS
TOPEKA, Kan., Aug. 7, 2012 - Westar Energy, Inc. (NYSE:WR) today announced earnings of $61 million, or $0.48 per share, for the second quarter 2012 compared with earnings of $44 million, or $0.38 per share, for the second quarter 2011. Earnings for the six months ended June 30, 2012 were $89 million, or $0.70 per share, compared with $75 million, or $0.66 per share, for the same period in 2011. Per share results for both periods in 2012 reflect additional shares outstanding as a result of the company having issued shares to fund capital investments.
Following are reconciliations of GAAP to ongoing (non-GAAP) net income and earnings per share:

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
	(In millions, except per share amounts)
Net income attributable to common stock	$61.4	$43.9	$17.5	$88.6	$75.2	$13.4
Less adjustment for:
Legal costs related to legal settlements (a)	—	(3.4)	3.4	—	(4.4)	4.4
Ongoing (non-GAAP) net income	$61.4	$47.3	$14.1	$88.6	$79.6	$9.0

Basic earnings per share	$0.48	$0.38	$0.10	$0.70	$0.66	$0.04
Less adjustment for:
Legal costs related to legal settlements (a)	—	(0.03)	0.03	—	(0.04)	0.04
Ongoing (non-GAAP) earnings per share	$0.48	$0.41	$0.07	$0.70	$0.70	$—

(a) Adjusted for income tax expense

Westar Energy announces second quarter 2012 results                      Page 2 of 4

Higher net income in the second quarter 2012 was driven primarily by higher revenues, largely as a result of price increases, higher energy sales resulting from warmer weather and income from corporate-owned life insurance. Increased revenues were partially offset by higher operating costs. For the six month period ended June 30, 2012 the increase in retail revenues was due largely to the higher prices and to income from corporate-owned life insurance. Those increases were partially offset by higher transmission network costs, increased maintenance expenses at Wolf Creek generating station, higher property taxes and increased tree trimming expense.
Earnings Guidance
The company affirmed its earnings guidance for 2012 of $1.85 to $2.00 per share, with a bias towards the upper end of the range. The company has posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.
Conference Call and Additional Company Information
Westar Energy management will host a conference call Wednesday, Aug. 8 with the investment community at 9:00 a.m. ET (8:00 a.m. CT). Investors, media and the public may listen to the conference call by dialing 800-659-2037, participant code 60225164. A webcast of the live conference call will be available at www.WestarEnergy.com.
Members of the media are invited to listen to the conference call and then contact Gina Penzig with any follow-up questions.
This earnings announcement, a package of detailed second quarter financial information, the company's quarterly report on Form 10-Q for the period ended June 30, 2012 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy announces second quarter 2012 results                      Page 3 of 4

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,100 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, a smart meter pilot project and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2011 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; (2) those discussed in the company's Quarterly Report on Form 10-Q filed August 7, 2012, (a) in ITEM 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and (b) in Part I, Financial Information, ITEM 1. Financial Statements: Notes 8 and 9;and (3) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Westar Energy announces second quarter 2012 results                      Page 4 of 4

Westar Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$176,893	$157,120	$19,773	12.6	$315,311	$310,028	$5,283	1.7
Commercial	170,132	153,554	16,578	10.8	299,782	282,382	17,400	6.2
Industrial	95,960	91,245	4,715	5.2	181,380	170,441	10,939	6.4
Other retail	(2,363)	(2,440)	77	3.2	(5,281)	(5,455)	174	3.2
Total Retail Revenues	440,622	399,479	41,143	10.3	791,192	757,396	33,796	4.5
Wholesale	68,971	77,515	(8,544)	(11.0)	140,183	156,109	(15,926)	(10.2)
Transmission	49,380	39,160	10,220	26.1	95,343	76,336	19,007	24.9
Other	7,289	8,738	(1,449)	(16.6)	15,222	16,770	(1,548)	(9.2)
Total Revenues	566,262	524,892	41,370	7.9	1,041,940	1,006,611	35,329	3.5
OPERATING EXPENSES:
Fuel and purchased power	147,680	152,973	(5,293)	(3.5)	275,334	287,157	(11,823)	(4.1)
Operating and maintenance	156,470	137,254	19,216	14.0	312,514	274,606	37,908	13.8
Depreciation and amortization	66,299	71,089	(4,790)	(6.7)	139,579	141,348	(1,769)	(1.3)
Selling, general and administrative	62,711	55,970	6,741	12.0	110,046	104,734	5,312	5.1
Total Operating Expenses	433,160	417,286	15,874	3.8	837,473	807,845	29,628	3.7
INCOME FROM OPERATIONS	133,102	107,606	25,496	23.7	204,467	198,766	5,701	2.9
OTHER INCOME (EXPENSE):
Investment (losses) earnings	(598)	1,374	(1,972)	(143.5)	3,727	3,342	385	11.5
Other income	7,537	2,557	4,980	194.8	21,127	4,806	16,321	339.6
Other expense	(2,416)	(3,113)	697	22.4	(7,969)	(8,482)	513	6.0
Total Other Income	4,523	818	3,705	452.9	16,885	(334)	17,219	nm
Interest expense	44,823	43,300	1,523	3.5	86,869	86,838	31	nm
INCOME BEFORE INCOME TAXES	92,802	65,124	27,678	42.5	134,483	111,594	22,889	20.5
Income tax expense	28,340	19,599	8,741	44.6	40,783	33,112	7,671	23.2
NET INCOME	64,462	45,525	18,937	41.6	93,700	78,482	15,218	19.4
Less: Net income attributable to noncontrolling interests	1,728	1,396	332	23.8	3,442	2,770	672	24.3
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	62,734	44,129	18,605	42.2	90,258	75,712	14,546	19.2
Preferred dividends	1,373	242	1,131	467.4	1,616	485	1,131	233.2
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$61,361	$43,887	$17,474	39.8	$88,642	$75,227	$13,415	17.8
Earnings per common share, basic	$0.48	$0.38	$0.10	26.3	$0.70	$0.66	$0.04	6.1
Average equivalent common shares outstanding	126,637	114,908	11,729	10.2	126,566	114,397	12,169	10.6
DIVIDENDS DECLARED PER COMMON SHARE	$0.33	$0.32	$0.01	3.1	$0.66	$0.64	$0.02	3.1
Effective income tax rate	30.54%	30.09%			30.33%	29.67%

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